UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K


              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): July 1, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


            671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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          Exchange Act (17 CFR 240.13e-4(c))














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Item 8.01 OTHER EVENTS

On July 1, 2014 Empire Global Corp. (the "Company") signed a Letter of Intent ("LOI") with Delamore and Owl Group of Companies to provide online gaming products and services throughout Asia.

Delamore & Owl Group of Companies ("D&O") is a privately held parent enterprise of more than 48 subsidiaries. Among its portfolio of clients are legions of government, nongovernment, and privately owned entities representing more than 30 nations in the Americas, the Middle East, Africa, Europe, and Asia Pacific with an increasing global reach and client base. D&O is majority owned by its management as well as other shareholders of the group consisting of corporate entities, financial institutions, high net-worth individuals and family offices.

Under the terms of the LOI, D&O will act as the organizer and consultant between the Company and an existing local operating firm to provide and operate the on-line game services in Korea.

The business proposal employs the Company as the corporate parent providing the IT gaming platform, services, sportsbook, datafeed, gaming products and secure payment system, whereas D&O with its existing relationship in Korea through the local operating partner to distribute such gaming products and services exclusively through the Company to Asian customers. With the local operating partner, D&O will plan and manage the gaming business distribution network and centers as well as develop business deployment and growth strategies in predetermined jurisdictions in Asia.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  July 1, 2014.                    EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA
                                          -----------------------------
                                          MICHAEL CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer